UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 18, 2008

ACIES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	000-49724	91-2079553
(State Or Other	(Commission	(IRS Employer
Jurisdiction Of	File Number)	Identification No.)
Incorporation)

14 Wall Street, Suite 1620, New York, New York 10005
(Address of Principal Executive Offices)        (Zip Code)

Registrant’s telephone number, including area code:   (800) 361-5540

Check the  appropriate  box below if the Form 8-K filing is intended to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01	Changes in Control of Registrant.

On June 18, 2008, certain stockholders of Acies Corporation (the “Company” and the “Stockholders”) entered into Proxy Agreements (“the Proxy Agreements”) with Oleg Firer, President, Chief Executive Officer and Chairman of the Board of Directors of the Company.  Under the Proxy Agreements, the Stockholders appointed Mr. Firer as proxy (the “Proxy”), with full power of substitution, for and in the name of each Stockholder at any annual or special meeting held within thirteen (13) months of such Stockholder’s entry into the Proxy Agreements on June 18, 2008 (each a “Meeting”), to vote the shares of stock represented by the Proxy Agreements, as if  each Stockholder were present and voting such shares, which vote of such shares on any matters to come before the Meeting shall be determined by Mr. Firer in his sole discretion.  The total shares of the Company’s common stock that Mr. Frier was given rights to vote as Proxy by the Stockholders in connection with the Proxy Agreements totaled 17,895,723 shares of common stock.  Mr. Firer did not give the Stockholders any monetary consideration in compensation for their entry into the Proxy Agreements.

This Stockholders’ entry into the Proxy Agreements effected a change in control of the Company.  Prior to the Proxy Agreements, Mr. Firer had the right to vote 9,178,035 shares of the Company, which represented 17.8% of total issued and outstanding shares of the Company.  After giving effect to the Stockholders’ entry into the Proxy Agreements, Mr. Firer has the right to vote an aggregate of 27,530,009 shares of the Company, which collectively represents a total of 53.49% of total issued and outstanding shares of the Company, based on 51,469,095 shares of the Company’s issued and outstanding shares as of the filing of this Report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACIES CORPORATION

By: /s/ Oleg Firer
Name: Oleg Firer
Title: Chairman of the Board, President
and Chief Executive Officer

Date:  June 25, 2008